EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2023 Second Quarter Financial Results

Quarterly Operating Revenues of $704.4 million, up 29%
Quarterly Net Income of $41.7 million, ROE of 13.8%
Quarterly Diluted EPS of $1.95 per share

New York, NY – May 3, 2023 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise, today announced its financial results for the fiscal year 2023 second quarter ended March 31, 2023.
Sean M. O’Connor, the Company’s CEO, stated, “We achieved another set of solid results in the fiscal second quarter 2023, delivering diluted EPS of $1.95 and an ROE of 13.8% for the quarter. These results include fixed compensation expenses related to retirements and reorganizations of $14.6 million, on a pre-tax basis, which will lower our go-forward variable compensation expense run rate, with most of this cost being recovered in the next two years. These charges equate to a reduction of approximately $0.50 in diluted EPS and a 3.4% reduction in ROE for the quarter. Trading conditions moderated during the quarter, but were offset by higher interest and fee earnings on our client float. We believe that macro conditions remain generally favorable for us, which should put us in a favorable position to continue to deliver shareholder value in the near future.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (the “SEC”). Upon filing, the Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended March 31,			Six Months Ended March 31,
(Unaudited) (in millions, except share and per share amounts)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$15,506.2	$15,864.2	(2)%	$27,909.6	$29,783.1	(6)%
Principal gains, net	256.6	323.5	(21)%	510.8	574.6	(11)%
Commission and clearing fees	130.7	138.4	(6)%	248.7	254.7	(2)%
Consulting, management, and account fees	40.7	25.4	60%	80.5	49.5	63%
Interest income	226.8	31.2	627%	423.0	62.2	580%
Total revenues	16,161.0	16,382.7	(1)%	29,172.6	30,724.1	(5)%
Cost of sales of physical commodities	15,456.6	15,838.0	(2)%	27,813.4	29,728.9	(6)%
Operating revenues	704.4	544.7	29%	1,359.2	995.2	37%
Transaction-based clearing expenses	69.2	76.5	(10)%	136.5	147.4	(7)%
Introducing broker commissions	42.2	43.2	(2)%	79.0	81.5	(3)%
Interest expense	178.7	14.1	1,167%	333.0	29.8	1,017%
Interest expense on corporate funding	14.9	10.6	41%	29.3	22.4	31%
Net operating revenues	399.4	400.3	—%	781.4	714.1	9%
Compensation and other expenses:
Variable compensation and benefits	121.8	124.1	(2)%	240.3	224.5	7%
Fixed compensation and benefits	110.7	83.0	33%	191.2	157.6	21%
Trading systems and market information	17.8	16.9	5%	35.5	33.0	8%
Professional fees	11.3	13.8	(18)%	27.2	25.7	6%
Non-trading technology and support	16.2	12.8	27%	31.0	25.8	20%
Occupancy and equipment rental	10.6	8.8	20%	19.5	17.5	11%
Selling and marketing	14.2	14.3	(1)%	27.1	25.3	7%
Travel and business development	5.8	3.0	93%	11.5	5.9	95%
Communications	2.1	2.1	—%	4.3	4.0	8%
Depreciation and amortization	13.1	11.3	16%	25.8	20.4	26%
Bad debts, net of recoveries	3.0	12.3	(76)%	3.7	12.1	(69)%
Other	15.3	16.9	(9)%	34.7	28.8	20%
Total compensation and other expenses	341.9	319.3	7%	651.8	580.6	12%
Gain on acquisition and other gain	—	6.4	(100)%	23.5	6.4	267%
Income before tax	57.5	87.4	(34)%	153.1	139.9	9%
Income tax expense	15.8	23.4	(32)%	34.8	34.2	2%
Net income	$41.7	$64.0	(35)%	$118.3	$105.7	12%
Earnings per share:
Basic	$2.02	$3.18	(36)%	$5.77	$5.27	9%
Diluted	$1.95	$3.11	(37)%	$5.57	$5.15	8%
Weighted-average number of common shares outstanding:
Basic	19,930,027	19,573,871	2%	19,850,052	19,477,540	2%
Diluted	20,621,194	20,012,709	3%	20,553,913	19,930,047	3%

Return on equity (“ROE”)	13.8%	26.1%		20.4%	22.1%
ROE on tangible book value	14.9%	29.0%		22.1%	24.7%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Segment operating revenues represented by:
Commercial	$220.1	$184.1	20%	$402.5	$336.7	20%
Institutional	362.5	202.8	79%	706.0	364.1	94%
Retail	78.6	120.0	(35)%	149.1	216.4	(31)%
Global Payments	49.8	41.0	21%	105.2	83.4	26%
Corporate Unallocated	2.5	1.9	32%	15.3	4.0	283%
Eliminations	(9.1)	(5.1)	78%	(18.9)	(9.4)	101%
Operating revenues	$704.4	$544.7	29%	$1,359.2	$995.2	37%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Segment income represented by:
Commercial	$102.9	$70.1	47%	$185.7	$135.6	37%
Institutional	55.8	50.0	12%	117.8	81.9	44%
Retail	4.8	45.5	(89)%	0.6	68.9	(99)%
Global Payments	15.9	23.9	(33)%	48.2	48.4	—%
Total segment income	$179.4	$189.5	(5)%	$352.3	$334.8	5%
Reconciliation of segment income to income before tax:
Segment income	$179.4	$189.5	(5)%	$352.3	$334.8	5%
Net costs not allocated to operating segments	(121.9)	(102.1)	19%	(222.7)	(194.9)	14%
Gain on acquisition	—	—	—	23.5	—	n/m
Income before tax	$57.5	$87.4	(34)%	$153.1	$139.9	9%
Key Operating Metrics
The tables below display operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended March 31,			Six Months Ended March 31,
	2023	2022	% Change	2023	2022	% Change
Operating Revenues (in millions):
Listed derivatives	$110.5	$123.0	(10)%	$210.3	$223.6	(6)%
Over-the-counter (“OTC”) derivatives	57.9	62.4	(7)%	100.4	109.1	(8)%
Securities	249.2	151.3	65%	483.3	274.0	76%
FX / Contracts for difference (“CFD”) contracts	61.8	98.9	(38)%	110.6	171.1	(35)%
Global payments	48.5	40.1	21%	102.7	81.4	26%
Physical contracts	54.1	40.7	33%	113.8	81.6	39%
Interest / fees earned on client balances	103.4	10.4	894%	189.6	18.7	914%
Other	25.6	21.1	21%	52.1	41.1	27%
Corporate Unallocated	2.5	1.9	32%	15.3	4.0	283%
Eliminations	(9.1)	(5.1)	78%	(18.9)	(9.4)	101%
	$704.4	$544.7	29%	$1,359.2	$995.2	37%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	41,588	42,033	(1)%	81,787	78,746	4%
Listed derivatives, average rate per contract (1)	$2.54	$2.77	(8)%	$2.42	$2.70	(10)%
Average client equity - listed derivatives (millions)	$7,222	$5,267	37%	$7,722	$4,971	55%
OTC derivatives (contracts, 000’s)	858	738	16%	1,576	1,500	5%
OTC derivatives, average rate per contract	$67.94	$84.98	(20)%	$64.37	$72.85	(12)%
Securities average daily volume (“ADV”) (millions)	$5,759	$3,492	65%	$4,995	$3,095	61%
Securities rate per million (“RPM”) (2)	$282	$554	(49)%	$341	$543	(37)%
Average money market / FDIC sweep client balances (millions)	$1,374	$1,751	(22)%	$1,455	$1,663	(13)%
FX / CFD contracts ADV (millions)	$13,490	$14,937	(10)%	$13,160	$13,849	(5)%
FX / CFD contracts RPM	$72	$104	(31)%	$67	$96	(30)%
Global Payments ADV (millions)	$65	$56	16%	$70	$59	19%
Global Payments RPM	$11,916	$11,668	2%	$11,655	$11,118	5%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM while interest income related to securities lending is excluded.

Operating Revenues
Operating revenues increased $159.7 million, or 29%, to $704.4 million in the three months ended March 31, 2023 compared to $544.7 million in the three months ended March 31, 2022.
Operating revenues derived from listed derivatives declined $12.5 million, or 10%, to $110.5 million in the three months ended March 31, 2023 compared to $123.0 million in the three months ended March 31, 2022. This decline was principally due to 8% and 1% declines in the average rate per contract and listed derivative contract volumes, respectively, compared to the three months ended March 31, 2022.
Operating revenues derived from OTC derivatives declined $4.5 million, or 7%, to $57.9 million in the three months ended March 31, 2023 compared to $62.4 million in the three months ended March 31, 2022. This was the result of a 20% decline in the average rate per contract, which was partially offset by a 16% increase in OTC derivative contract volumes, compared to the three months ended March 31, 2022.
Operating revenues derived from securities transactions increased $97.9 million, or 65%, to $249.2 million in the three months ended March 31, 2023 compared to $151.3 million in the three months ended March 31, 2022. This increase was principally due to a 65% increase in ADV, as well as a significant increase in interest rates. Carried interest on fixed income securities is a component of operating revenues, however interest expense associated with financing these positions is not. As a result of the significant increase in short term rates, we have amended our calculation of Securities RPM, in the table above, to present the RPM after deducting from operating revenues the interest expense associated with our fixed income activities. Net operating revenues derived from securities transactions decreased $19.9 million, or 19%, to $84.2 million in the three months ended March 31, 2023 compared to $104.1 million in the three months ended March 31, 2022. This decline was principally due to a 49% decline in RPM principally due to a tightening of spreads realized in equity markets.
Operating revenues derived from FX/CFD contracts declined $37.1 million, or 38%, to $61.8 million in the three months ended March 31, 2023 compared to $98.9 million in the three months ended March 31, 2022, principally due to a 31% decline in FX/CFD RPM and a 10% decline in FX/CFD contracts ADV.
Operating revenues from global payments increased $8.4 million, or 21%, to $48.5 million in the three months ended March 31, 2023 compared to $40.1 million in the three months ended March 31, 2022, principally driven by a 16% increase in ADV and a 2% increase in global payments RPM.
Operating revenues derived from physical contracts increased $13.4 million, or 33%, to $54.1 million in the three months ended March 31, 2023 compared to $40.7 million in the three months ended March 31, 2022. This increase was principally due to growth in both our physical agricultural and energy business and physical precious metals business.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivatives, correspondent clearing, and independent wealth management product offerings, increased $93.0 million, or 894%, to $103.4 million in the three months ended March 31, 2023 compared to $10.4 million in the three months ended March 31, 2022. This was principally driven by a significant increase in short term interest rates as well as a 37% increase in average client equity in listed derivatives.
Interest expense

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$119.4	$1.9	6,184%	$215.7	$4.9	4,302%
Securities borrowing	8.3	4.9	69%	16.2	10.6	53%
Client balances on deposit	37.2	0.6	n/m	73.7	1.0	n/m
Short-term financing facilities of subsidiaries and other direct interest of operating segments	13.8	6.7	106%	27.4	13.3	106%
	178.7	14.1	1,167%	333.0	29.8	1,017%
Corporate funding	14.9	10.6	41%	29.3	22.4	31%
Total interest expense	$193.6	$24.7	684%	$362.3	$52.2	594%
The increase in interest expense attributable to trading activities was principally due to an increase in short term interest rates, an increase in ADV in our fixed income business, an increase in client balances on which we pay interest and an increase in average borrowings within our Commercial segment.
The increase in interest expense attributable to corporate funding was principally due to higher short-term interest rates on our revolving credit facility as well as an increase in average borrowings.

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended March 31,				Six Months Ended March 31,
(in millions)	2023	% of Total	2022	% of Total	2023	% of Total	2022	% of Total
Variable compensation and benefits	$121.8	27%	$124.1	28%	$240.3	28%	$224.5	28%
Transaction-based clearing expenses	69.2	15%	76.5	17%	136.5	16%	147.4	19%
Introducing broker commissions	42.2	9%	43.2	10%	79.0	9%	81.5	10%
Total variable expenses	233.2	51%	243.8	55%	455.8	53%	453.4	57%
Fixed compensation and benefits	110.7	24%	83.0	19%	191.2	22%	157.6	19%
Other fixed expenses	106.4	24%	99.9	23%	216.6	25%	186.4	23%
Bad debts, net of recoveries	3.0	1%	12.3	3%	3.7	—%	12.1	1%
Total non-variable expenses	220.1	49%	195.2	45%	411.5	47%	356.1	43%
Total non-interest expenses	$453.3	100%	$439.0	100%	$867.3	100%	$809.5	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.

Impact of the Gain on Acquisition and Related Amortization
On October 31, 2022, the Company’s wholly owned subsidiary, StoneX Netherlands B.V., acquired CDI-Societe Cotonniere De Distribution S.A (“CDI”), based in Switzerland. CDI operates a global cotton merchant business with clients and producers in Brazil and West Africa as well as buyers throughout Asia. The results of the six months ended March 31, 2023 include a non-taxable gain of $23.5 million related to the acquisition. The results of the three and six months ended March 31, 2023 include amortization expense related to identified intangible assets related to the acquisition.
The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three and six months ended March 31, 2023 and 2022 include amortization expense related to identified intangible assets, related to the acquisition.
When evaluating acquisitions, management considers the gain on acquisition and the amortization expense related to the intangible assets identified and recorded as part of these acquisitions.
The following table presents income before tax, income tax expense, and net income as reported in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The following table also presents adjusted income before tax, adjusted income tax expense, and adjusted net income, which are non-GAAP financial measures. The “adjusted” non-GAAP financial measures reflect each item after removing the impact of the gain on acquisition and the related amortization expense of the intangible assets for the three and six months ended March 31, 2023 and 2022, respectively. Management believes that presenting our results excluding the gain on acquisition and the related amortization expense is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
As reported, GAAP:
Income before tax	$57.5	$87.4	(34)%	$153.1	$139.9	9%
Income tax expense	15.8	23.4	(32)%	34.8	34.2	2%
Net income	$41.7	$64.0	(35)%	$118.3	$105.7	12%
Return on equity	13.8%	26.1%	(12.3)%	20.4%	22.1%	(1.7)%

Adjusted (non-GAAP)(a):
Adjusted income before tax	$60.5	$90.0	(33)%	$135.6	$145.2	(7)%
Adjusted income tax expense	16.7	24.1	(31)%	36.5	35.6	3%
Adjusted net income	$43.8	$65.9	(34)%	$99.1	$109.6	(10)%
Adjusted return on equity	14.5%	26.9%	(12.4)%	17.1%	23.0%	(5.9)%
(a) Adjusted income before tax, adjusted income tax expense, adjusted net income, and adjusted return on equity are non-GAAP financial measures. A reconciliation between the GAAP and non-GAAP amounts listed above is provided in Appendix A.
Other Gain
The results of the three and six months ended March 31, 2022 include a nonrecurring gain of $6.4 million related to a foreign exchange antitrust class action settlement received in March 2022.

Segment Results
Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail and Global Payments.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
Commercial

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$15,279.3	$15,631.2	(2)%	$27,428.7	$29,327.6	(6)%
Principal gains, net	74.9	99.7	(25)%	144.6	175.8	(18)%
Commission and clearing fees	44.5	49.2	(10)%	83.3	88.0	(5)%
Consulting, management and account fees	6.4	5.0	28%	12.9	10.4	24%
Interest income	45.6	7.4	516%	74.7	14.3	422%
Total revenues	15,450.7	15,792.5	(2)%	27,744.2	29,616.1	(6)%
Cost of sales of physical commodities	15,230.6	15,608.4	(2)%	27,341.7	29,279.4	(7)%
Operating revenues	220.1	184.1	20%	402.5	336.7	20%
Transaction-based clearing expenses	14.6	14.5	1%	27.8	27.5	1%
Introducing broker commissions	9.9	9.5	4%	17.4	15.8	10%
Interest expense	10.5	4.3	144%	19.5	7.9	147%
Net operating revenues	185.1	155.8	19%	337.8	285.5	18%
Variable direct compensation and benefits	44.2	46.2	(4)%	81.2	85.2	(5)%
Net contribution	140.9	109.6	29%	256.6	200.3	28%
Fixed compensation and benefits	16.3	13.0	25%	30.0	24.6	22%
Other fixed expenses	19.3	16.7	16%	38.0	30.9	23%
Bad debts, net of recoveries	2.4	9.8	(76)%	2.9	9.2	(68)%
Non-variable direct expenses	38.0	39.5	(4)%	70.9	64.7	10%
Segment income	$102.9	$70.1	47%	$185.7	$135.6	37%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Listed derivatives	$61.0	$73.0	(16)%	$114.8	$130.7	(12)%
OTC derivatives	57.9	62.4	(7)%	100.4	109.1	(8)%
Physical contracts	51.9	37.2	40%	105.6	74.6	42%
Interest / fees earned on client balances	43.4	6.3	589%	69.5	11.7	494%
Other	5.9	5.2	13%	12.2	10.6	15%
	$220.1	$184.1	20%	$402.5	$336.7	20%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	8,625	8,005	8%	16,511	15,504	6%
Listed derivatives, average rate per contract (1)	$6.97	$8.65	(19)%	$6.75	$7.99	(16)%
Average client equity - listed derivatives (millions)	$1,971	$2,013	(2)%	$2,053	$1,864	10%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	858	738	16%	1,576	1,500	5%
OTC derivatives, average rate per contract	$67.94	$84.98	(20)%	$64.37	$72.85	(12)%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	89.1	95.9	(7)%	190.3	163.3	17%
Commission and clearing fees	72.9	74.7	(2)%	140.4	137.0	2%
Consulting, management and account fees	18.8	5.5	242%	35.6	10.3	246%
Interest income	181.7	26.7	581%	339.7	53.5	535%
Total revenues	362.5	202.8	79%	706.0	364.1	94%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	362.5	202.8	79%	706.0	364.1	94%
Transaction-based clearing expenses	48.3	52.0	(7)%	95.3	101.5	(6)%
Introducing broker commissions	10.1	8.3	22%	18.7	15.4	21%
Interest expense	166.2	9.7	n/m	310.9	21.5	n/m
Net operating revenues	137.9	132.8	4%	281.1	225.7	25%
Variable direct compensation and benefits	48.6	50.5	(4)%	97.2	86.0	13%
Net contribution	89.3	82.3	9%	183.9	139.7	32%
Fixed compensation and benefits	16.1	13.9	16%	28.8	24.9	16%
Other fixed expenses	17.3	16.3	6%	37.3	30.7	21%
Bad debts, net of recoveries	0.1	2.1	(95)%	—	2.2	(100)%
Non-variable direct expenses	33.5	32.3	4%	66.1	57.8	14%
Segment income	$55.8	$50.0	12%	$117.8	$81.9	44%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Listed derivatives	$49.5	$50.0	(1)%	$95.5	$92.9	3%
Securities	226.8	125.3	81%	439.8	222.8	97%
FX contracts	9.3	8.9	4%	18.5	14.2	30%
Interest / fees earned on client balances	59.2	4.0	n/m	118.5	6.6	n/m
Other	17.7	14.6	21%	33.7	27.6	22%
	$362.5	$202.8	79%	$706.0	$364.1	94%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	32,964	34,028	(3)%	65,276	63,242	3%
Listed derivatives, average rate per contract (1)	$1.38	$1.39	(1)%	$1.33	$1.40	(5)%
Average client equity - listed derivatives (millions)	$5,251	$3,254	61%	$5,669	$3,107	82%
Securities ADV (millions)	$5,759	$3,492	65%	$4,995	$3,095	61%
Securities RPM (2)	$282	$554	(49)%	$341	$543	(37)%
Average money market / FDIC sweep client balances (millions)	$1,374	$1,751	(22)%	$1,455	$1,663	(13)%
FX contracts ADV (millions)	$5,080	$4,171	22%	$4,974	$4,051	23%
FX contracts RPM	$29	$33	(12)%	$30	$27	11%

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM, while interest income related to securities lending is excluded.

Retail

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$226.9	$233.0	(3)%	$480.9	$455.5	6%
Principal gains, net	43.3	89.4	(52)%	75.1	156.6	(52)%
Commission and clearing fees	11.9	13.6	(13)%	22.6	27.4	(18)%
Consulting, management and account fees	12.7	13.2	(4)%	27.6	25.6	8%
Interest income	9.8	0.4	n/m	14.6	0.8	n/m
Total revenues	304.6	349.6	(13)%	620.8	665.9	(7)%
Cost of sales of physical commodities	226.0	229.6	(2)%	471.7	449.5	5%
Operating revenues	78.6	120.0	(35)%	149.1	216.4	(31)%
Transaction-based clearing expenses	4.7	7.6	(38)%	10.0	13.6	(26)%
Introducing broker commissions	21.7	25.1	(14)%	41.9	50.1	(16)%
Interest expense	1.4	0.5	180%	2.5	1.1	127%
Net operating revenues	50.8	86.8	(41)%	94.7	151.6	(38)%
Variable direct compensation and benefits	2.4	6.1	(61)%	7.1	10.9	(35)%
Net contribution	48.4	80.7	(40)%	87.6	140.7	(38)%
Fixed compensation and benefits	11.0	14.2	(23)%	24.2	27.1	(11)%
Other fixed expenses	32.1	27.0	19%	62.0	50.4	23%
Bad debts, net of recoveries	0.5	0.4	25%	0.8	0.7	14%
Non-variable direct expenses	43.6	41.6	5%	87.0	78.2	11%
Other gain	—	6.4	(100)%	—	6.4	(100)%
Segment income	$4.8	$45.5	(89)%	$0.6	$68.9	(99)%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Securities	$22.4	$26.0	(14)%	$43.5	$51.2	(15)%
FX / CFD contracts	52.5	90.0	(42)%	92.1	156.9	(41)%
Physical contracts	2.2	3.5	(37)%	8.2	7.0	17%
Interest / fees earned on client balances	0.8	0.1	700%	1.6	0.4	300%
Other	0.7	0.4	75%	3.7	0.9	311%
	$78.6	$120.0	(35)%	$149.1	$216.4	(31)%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions)	$8,411	$10,765	(22)%	$8,186	$9,798	(16)%
FX / CFD contracts RPM	$97	$131	(26)%	$90	$124	(27)%

Global Payments

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	46.7	38.7	21%	99.3	78.9	26%
Commission and clearing fees	1.8	1.5	20%	3.4	3.1	10%
Consulting, management, account fees	0.8	0.8	—%	1.8	1.4	29%
Interest income	0.5	—	n/m	0.7	—	n/m
Total revenues	49.8	41.0	21%	105.2	83.4	26%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	49.8	41.0	21%	105.2	83.4	26%
Transaction-based clearing expenses	1.8	1.8	—%	3.4	3.7	(8)%
Introducing broker commissions	0.5	0.3	67%	1.0	0.4	150%
Interest expense	0.1	—	n/m	0.1	0.1	—%
Net operating revenues	47.4	38.9	22%	100.7	79.2	27%
Variable compensation and benefits	9.3	6.8	37%	20.5	15.2	35%
Net contribution	38.1	32.1	19%	80.2	64.0	25%
Fixed compensation and benefits	17.6	4.9	259%	23.1	8.9	160%
Other fixed expenses	4.6	3.3	39%	8.9	6.7	33%
Bad debts	—	—	—%	—	—	—%
Total non-variable direct expenses	22.2	8.2	171%	32.0	15.6	105%
Segment income	$15.9	$23.9	(33)%	$48.2	$48.4	—%

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Operating revenues (in millions):
Payments	$48.5	$40.1	21%	$102.7	$81.4	26%
Other	1.3	0.9	44%	2.5	2.0	25%
	$49.8	$41.0	21%	$105.2	$83.4	26%

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$65	$56	16%	$70	$59	19%
Global Payments RPM	$11,916	$11,668	2%	$11,655	$11,118	5%

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments discussed above.

	Three Months Ended March 31,			Six Months Ended March 31,
(in millions)	2023	2022	% Change	2023	2022	% Change
Compensation and benefits:
Variable compensation and benefits	$16.0	$13.5	19%	$31.5	$24.9	27%
Fixed compensation and benefits	43.7	31.3	40%	73.6	61.3	20%
	59.7	44.8	33%	105.1	86.2	22%
Other expenses:
Occupancy and equipment rental	10.4	8.7	20%	19.2	17.3	11%
Non-trading technology and support	11.3	9.5	19%	20.9	19.1	9%
Professional fees	4.7	7.3	(36)%	12.5	12.8	(2)%
Depreciation and amortization	5.7	5.6	2%	11.4	10.6	8%
Communications	1.5	1.4	7%	3.1	2.8	11%
Selling and marketing	1.1	2.2	(50)%	2.0	2.9	(31)%
Trading systems and market information	1.6	1.3	23%	3.7	2.5	48%
Travel and business development	1.0	0.6	67%	2.6	1.2	117%
Other	3.1	6.7	(54)%	9.3	11.6	(20)%
	40.4	43.3	(7)%	84.7	80.8	5%
Total compensation and other expenses	$100.1	$88.1	14%	$189.8	$167.0	14%
Total unallocated costs and other expenses increased $12.0 million, or 14%, to $100.1 million in the three months ended March 31, 2023 compared to $88.1 million in the three months ended March 31, 2022. Compensation and benefits increased $14.9 million, or 33%, to $59.7 million in the three months ended March 31, 2023 compared to $44.8 million in the three months ended March 31, 2022.
The increase in variable and non-variable compensation is partially related to the move of certain client engagement teams out of discrete business lines and into shared services, and replacing compensation expense in those discrete business lines with a non-variable charge. Additionally, the increase in variable compensation is partially related to increased headcount.
In addition, the increase in non-variable compensation is related to higher salaries due to increased headcount and annual merit increases, as well as $3.1 million in accelerated share-based compensation for employee departures that are related to retirements and certain business restructurings. Average administrative headcount increased 20% in the three months ended March 31, 2023 compared to the three months ended March 31, 2022, principally within client engagement, compliance, IT, and finance.
Other non-compensation expenses decreased $2.9 million, or 7%, to $40.4 million in the three months ended March 31, 2023 compared to $43.3 million in the three months ended March 31, 2022 principally due to lower legal fees, not directly related to a business and lower selling and marketing fees, due principally to the bi-annual global sales and strategy meeting held in March 2022, partially offset by higher occupancy costs, principally related to an increase in property tax assessments in London, and non-trading technology maintenance and support for the various systems used by the support services departments.

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	March 31, 2023	September 30, 2022
Summary asset information:
Cash and cash equivalents	$1,263.9	$1,108.5
Cash, securities and other assets segregated under federal and other regulations	$2,512.3	$3,267.2
Securities purchased under agreements to resell	$2,623.2	$1,672.0
Securities borrowed	$753.7	$1,209.8
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$7,616.3	$6,842.6
Receivables from clients, net and notes receivable, net	$983.8	$571.3
Financial instruments owned, at fair value	$5,049.1	$4,167.3
Physical commodities inventory, net	$572.1	$513.5
Property and equipment, net	$117.7	$112.9
Operating right of use assets	$117.7	$121.8
Goodwill and intangible assets, net	$88.9	$86.2
Other	$220.2	$186.5

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$513.8	$400.6
Operating lease liabilities	$144.1	$143.0
Payables to clients	$10,168.7	$9,891.0
Payables to broker-dealers, clearing organizations and counterparties	$558.4	$659.8
Payables to lenders under loans	$561.3	$485.1
Senior secured borrowings, net	$340.6	$339.1
Income taxes payable	$26.2	$16.2
Securities sold under agreements to repurchase	$5,023.1	$3,195.6
Securities loaned	$764.5	$1,189.5
Financial instruments sold, not yet purchased, at fair value	$2,570.9	$2,469.6
Stockholders’ equity	$1,247.3	$1,070.1

Common stock outstanding - shares	20,678,698	20,303,904
Net asset value per share	$60.32	$52.70
The Company calculates ROE on stated book value based on net income divided by average stockholders’ equity. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Thursday, May 4, 2023 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call via https://register.vevent.com/register/BI4aab73394f0f48769758ea6b441aa9b2 approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its over 3,800 employees serve more than 54,000 commercial, institutional, and global payments clients, and more than 400,000 retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the SEC, including those risks set forth under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q and other filings made time to time with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G

Appendix A
The Company acquired CDI effective October 31, 2022, and the results of the six months ended March 31, 2023 include a non-taxable gain of $23.5 million. The results of the three and six months ended March 31, 2023 include amortization expense related to identified intangible assets, related to the acquisition. The Company acquired Gain Capital Holdings, Inc. effective August 1, 2020. The results of the three and six months ended March 31, 2023 and 2022 include amortization expense related to identified intangible assets, related to the acquisition.
The “adjusted” non-GAAP amounts reflect each item after removing the impact of the gain on acquisition and related amortization expense for the three and six months ended March 31, 2023 and 2022, respectively. Management believes that presenting our results excluding the gain on acquisition and related amortization expense is meaningful, as it increases the comparability of period-to-period results.

	Three Months Ended March 31,		Six Months Ended March 31,
(in millions)	2023	2022	2023	2022
Reconciliation of income before tax to adjusted non-GAAP amounts:
Income before tax, as reported (GAAP)	$57.5	$87.4	$153.1	$139.9
Gain on acquisition:
Attributable to tangible assets acquired	—	—	(14.6)	—
Attributable to intangible assets acquired	—	—	(8.9)	—
Total gain on acquisition	—	—	(23.5)	—
Acquisition related expense:
Amortization of intangible assets acquired	3.0	2.6	6.0	5.3
Adjusted income before tax, (non-GAAP)	$60.5	$90.0	$135.6	$145.2

Reconciliation of income tax expense to adjusted non-GAAP amounts:
Income tax expense, as reported (GAAP)	$15.8	$23.4	$34.8	$34.2
Tax effect of the gain on acquisition	—	—	—	—
Tax effect of acquisition related expense	0.9	0.7	1.7	1.4
Adjusted income tax expense, (non-GAAP)	$16.7	$24.1	$36.5	$35.6

Reconciliation of net income to adjusted non-GAAP amounts:
Net income, as reported (GAAP)	$41.7	$64.0	$118.3	$105.7
Total gain on acquisition, net of tax	—	—	(23.5)	—
Acquisition related expense, net of tax	2.1	1.9	4.3	3.9
Adjusted net income (non-GAAP)	$43.8	$65.9	$99.1	$109.6

	Quarter Ended March 31,		Six Months Ended March 31,
(in millions)	2023	2022	2023	2022
Calculation of average stockholders’ equity:
Total stockholders’ equity - beginning of period, as reported (GAAP)	$1,176.6	$953.0	$1,070.1	$904.0
Total stockholders’ equity - end of period, as reported (GAAP)	1,247.3	1,005.6	1,247.3	$1,005.6
Average stockholders’ equity	$1,212.0	$979.3	$1,158.7	$954.8

Calculation of return on equity:
Net income, as reported (GAAP)	$41.7	$64.0	$118.3	$105.7
Average stockholders’ equity	$1,212.0	$979.3	$1,158.7	$954.8
Return on equity	13.8%	26.1%	20.4%	22.1%

Calculation of adjusted return on equity (non-GAAP)
Adjusted net income (non-GAAP)	$43.8	$65.9	$99.1	$109.6
Average stockholders’ equity	$1,212.0	$979.3	$1,158.7	$954.8
Adjusted return on equity (non-GAAP)	14.5%	26.9%	17.1%	23.0%